Calculation of Filing Fee Tables
S-8
REVIVA PHARMACEUTICALS HOLDINGS, INC.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, $0.0001 par value per share	Other	70,207	$ 1.87	$ 131,287.09	0.0001381	$ 18.13
2	Equity	Common stock, $0.0001 par value per share	Other	514,043	$ 0.857	$ 440,534.85	0.0001381	$ 60.84
Total Offering Amounts:						$ 571,821.94		$ 78.97
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 78.97
Offering Note
[1]	(1) This Registration Statement covers an aggregate of 584,250 shares of common stock, par value $0.0001 per share (the "Common Stock"), issuable under the Reviva Pharmaceuticals Holdings, Inc. 2020 Equity Incentive Plan (the "2020 Plan"). In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers any additional shares of Common Stock that become issuable under the 2020 Plan in respect of the securities identified in the above table by reason of any stock split, stock dividend, antidilution provisions, and similar transactions. (2) The aggregate 584,250 shares of Common Stock registered hereby represent an automatic annual increase on January 1, 2026 to the number of shares of Common Stock reserved for issuance under the 2020 Plan, which annual increase is provided for in the 2020 Plan. (3) The 70,207 shares of Common Stock in the first line item of the table consist of shares of Common Stock that may be issued upon exercise of stock options granted pursuant to the 2020 Plan (the "Stock Options") outstanding as of the date of this Registration Statement.

[2]	(4) The 514,043 shares of Common Stock in the second line item of the table consist of shares of Common Stock reserved for future issuance under the 2020 Plan that are not subject to outstanding options. (5) Pursuant to Rules 457(c) and 457(h) under the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated for the purpose of calculating the amount of the registration fee and are based upon: (i) in the case of shares issuable upon exercise of the Stock Options, the exercise price of the Stock Options pursuant to Rule 457(h); and (ii) in the case of shares of Common Stock reserved for future issuance under the 2020 Plan that are not subject to outstanding options, the average of the high and low sales price on the NASDAQ Capital Market on March 23, 2026 pursuant to Rule 457(c) and 457(h). (6) The Registrant does not have any fee offsets.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources